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                             DIPLOMAT CORPORATION
                     CERTIFICATE OF DESIGNATIONS, POWERS
                    PREFERENCES AND RIGHTS OF THE SERIES A
                       PREFERRED STOCK, $.01 par value
                                 ------------
                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

     Diplomat Corporation, a Delaware Corporation (the "Company") by its President and Assistant Secretary hereby certify that the following resolution has been duly adopted by the Board of Directors of the Company:

     Resolved, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, there is hereby created, out of the 1,000,000 shares of Preferred Stock authorized in Article Fourth of the Certificate of Incorporation, a series of 100,000 shares, which seris shall have the following designations, powers, preferences, rights, qualifications, limitations, and restrictions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock.

     The designation of said series of the Preferred Stock shall be Series A Preferred Stock. The number of shares of Series A Preferred Stock shall be 100,000 and shall be issued as full shares having a par value of $.01 per share.

     1. The holders of Series A Preferred Stock shall be entitled at the option of the holder to convert at any time each share of Series A Preferred Stock into ten (10) shares of the Company's common stock ("Conversion Rate"), which shares, when issued, will be duly authorized, fully paid for and nonassessable, subject to adjustment as hereinafter provided:

     (a) In case of any consolidation with or merger of the Company with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock of other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.



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          (b) If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its common stock, (ii) subdivide or reclassify the outstanding shares of common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding common stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion Rate shall be made whenever any event specified above shall occur.

Shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall bear a legend stating that such shares of common stock are subject to a voting agreement by and between the registered holders thereof and Sheldon R. Rose and Lola Rose. A copy of such agreement shall be maintained at the principal offices of the Company.

         2. The holders of a majority of the shares of the Company's Series A Preferred Stock shall have the right, by vote or action upon written consent in lieu of a meeting, during any period during which there shall be an Event of Default under the Secured Subordinated Term Note dated February 9, 1996 from the Corporation to Robert M. Rubin (as such term is therein defined), after all applicable grace periods shall have expired, to designate a majority of the members of the Board of Directors of the Company, and such right and the authority of any such persons so designated to serve as directors, shall continue for the duration of any such Event of Default and only for such period.

         3. If at any time after the date hereof the Company proposes to register any of its equity securities under the Securities Act on Forms SB-2, S-1, S-2 or S-3 or any other form which include substantially the same information as would be required to be included on such forms as presently constituted or any other registration form at the time in effect on which the shares of common stock issuable upon conversion of the Series A Preferred Stock could be registered for sale by the holders thereof (other than a registration in connection with an acquisition of or merger with another entity or the sale of shares registered on Form S-8), the Company shall give written notice to the holders of the Series A Preferred Stock. Upon the written request of a majority of the holders of such shares, given within 10 days after receipt of any such notice, the Company shall include the shares of common stock issuable upon conversion of the Series A Preferred Stock in such registration statement, file the registration statement and use its best efforts to effect the registration under the Securities Act of 1933 (the "Securities Act") of all of such shares that the holders thereof have requested. The Company shall only be obligated to file one (1) such registration statement provided that such registration statement shall have become effective under the Securities Act.

         4. In the event that the Company shall not have filed any registration statement described under Section 3 hereof within six months of the date hereof,

as would have enabled the holders of the Series A Preferred Stock to include the shares of common stock issuable upon conversion thereof in such registration statement in accordance with Section 3 hereof, then, in such event, upon the request of a majority of the holder of the Series A

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Preferred Stock, the Company shall file a registration statement under the
Securities Act covering the shares of common stock issuable upon such conversion of the shares of Series A Preferred Stock owned by such holders or a portion thereof, and the Company shall use its best efforts to, within 90 days of receipt of the request by a majority of such holders, effect the registration of any of such securities which the Company has been requested to register. The Company shall not be obligated to file more than one (1) such registration statement provided that such registration statement shall have become effective under the Securities Act.

         5. With respect to the registration of shares pursuant to either
Section 3 or Section 4 hereof, the Company shall pay all Registration Expenses, except for underwriting discounts and selling commissions applicable to the sale of the shares. As used herein, the term Registration Expenses shall mean all expenses incidental to the Company's performance of its obligation to register shares under said Sections 3 and 4 and shall include all fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance, and all other fees, costs and expenses which may be incurred in effecting the registration of shares of stock of the bolder: of the Series A Preferred Stock, including, any state or federal transfer taxes payable with respect to the sales of such shares, all registration and filing fees, all fees and expenses of complying with securities of blue sky laws and all printing expenses, but shall not include the fees and disbursements of counsel to the holders of the Series A Preferred Stock, or underwriting discounts and selling commissions applicable to the sale of shares.

         The certificate of designation herein certified has been duly adopted by the Board of Directors of the Company in accordance with Section 151 of the General Corporation Law of the State of Delaware pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the Company, as amended.

Signed and attested to on February 27, 1996


                                        /s/ Sheldon R. Rose
                                        ----------------------------------
                                        Sheldon R. Rose, President
Attest:

/s/ Irwin Oringer, Asst. Sec.
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Irwin Oringer, Ass't Secretary